UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) December 23, 2005
                                                     -------------------

                              GUIDANT CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    INDIANA
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                 (State or Other Jurisdiction of Incorporation)

              001-13388                                     35-1931722
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        (Commission File Number)              (IRS Employer Identification No.)

                 111 Monument Circle, 29th Floor
                     Indianapolis, Indiana                     46204-5129
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         (Address of Principal Executive Offices)              (Zip Code)

                                 (317) 971-2000
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

                            Guidant Business Update
                            -----------------------

In September 2005, Guidant Corporation's ("Guidant") domestic implantable defibrillator implant rate, an indicator of Guidant's progress in regaining market share, averaged approximately 80% of the implant rate experienced by Guidant in March through May 2005 (prior to the recent recalls and related publicity). Following additional product disclosures and related publicity in late September and early October, the implant rate declined to approximately 70% in October of 2005 and has increased somewhat since then. Preliminary implant rates for the month of December to date, while not final, have increased and approximate the rate Guidant experienced in September.

Guidant management currently believes that sales and earnings for the fourth quarter of 2005 will be between $790-$820 million and $0.17-$0.23 per share, respectively. This earnings per share range includes legal expenses associated with product recalls and merger activities and other one-time adjustments totaling up to $0.08 per share. Guidant management currently believes that sales and earnings for 2006 will be between $3.8-$4.0 billion and $1.48-$1.58 per share, respectively. Adjusted earnings per share (which excludes the impact of projected in-process research and development expenses (IPRD) related to the achievement of product development milestones of approximately $0.17 per share) is expected to be $1.65-$1.75 per share. This earnings per share range includes recent recall-related product liability and employee retention program expenses of approximately $0.15 per share.

Guidant provides earnings per share guidance on an adjusted basis because Guidant management believes that it may assist investors in evaluating the company's operations period over period - which is also the basis on which it generally is most reasonable to forecast results. Guidant management uses this measure internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GUIDANT CORPORATION


Dated: December 23, 2005                    By: /s/ Keith E. Brauer
                                                -------------------------------
                                            Name:  Keith E. Brauer
                                            Title: Vice President, Finance and
                                                   Chief Financial Officer